Exhibit 4.1
CONFIDENTIAL TREATMENT REQUESTED BY XPEL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83

XPEL NUMBER CERT.9999 XPEL, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA THIS CERTIFIES THAT **SPECIMEN** SHARES **9,000,000********* ***9,000,000******** ****9,000,000******* *****9,000,000****** ******9,000,000***** CUSIP: U98409102 ISIN: USU984091020 is the registered holder of *NINE MILLION AND 00/100* FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL STOCK OF XPEL, INC. transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has cuased this Certificate to be signed by its duly authorized officers. DATED JANUARY 01, 2009 COUNTERSIGNED AND REGISTERED By TSX Trust Company, Toronto, Ontario, Canada. Transfer Agent and Registrar By __________________________________ AUTHORIZED OFFICER /s/ Ryan L. Pape Ryan L. Pape Chief Executive Officer, Director and Secretary /s/ Barry R. Wood Barry R. Wood Chief Financial Officer The Shares represented by this Certificate are transferable at the offices of TSX Trust Company, Toronto, Ontario, Canada SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO Printed by datacm.com 6147807

CONFIDENTIAL TREATMENT REQUESTED BY XPEL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE ___________________________________________ (Name and address of transferee) _________________________________________________________________________________ Shares registered in the name of the undersigned on the books of the Corporation named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints ___________________________________________________________________ Attorney to transfer the said Stock on the Books of the within Corporation with full power of substitution in the premises. Dated_______________________________ Signature:____________________________________ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM. Signature Guaranteed by: 999999 TIR5405 CERT.9999 RESTRICTIONS SECURITY INSTRUCTIONS - INSTRUCTIONS DE SECURITE THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILIGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE DU FILIGRANE. POUR CE FAIRE, PLACER A LA LUMIERE.